Exhibit 99
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Record Earnings for Full Year 2021
and Fourth Quarter Results

•Net income of $32.9 million and diluted earnings per share of $2.96 for the year ended December 31, 2021 compared to $26.5 million and diluted earnings per share of $2.40 for the year ended December 31, 2020; net income of $6.7 million for the quarter; diluted fourth quarter 2021 earnings per share of $0.60 compared to diluted earnings per share of $0.65 in the third quarter of 2021 and $0.91 in the fourth quarter of 2020
•Fourth quarter commercial loan growth, excluding Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans, was $110.5 million, or 34% annualized; full year commercial loan growth, excluding SBA PPP loans, was $268.3 million, or 24%
•Net interest margin increased to 3.35% in the fourth quarter of 2021 from 3.03% in the third quarter of 2021; some excess liquidity was deployed into commercial loan production and the cost of funds continued to decline
•Tangible book value per share(1) increased to $22.32 at December 31, 2021 from $21.98 at September 30, 2021, and $19.93 at December 31, 2020
•Noninterest income of $7.3 million in the fourth quarter of 2021 compared to $7.7 million in the third quarter of 2021; the third quarter included $0.5 million in gains from the sales of asset-backed securities
•A provision for loan losses of $1.1 million was recorded in the fourth quarter of 2021 compared to $0.4 million in the third quarter of 2021 reflecting continued commercial loan growth in both periods; the provision for loan losses in the third quarter of 2021 included a COVID-19 reserve reversal of $1.0 million
•The SBA PPP loan portfolio averaged $232.2 million in the three months ended December 31, 2021 as compared to $303.2 million in the three months ended September 30, 2021
•Noninterest expenses increased by $1.3 million to $20.3 million in the fourth quarter of 2021 from $19.0 million in the third quarter of 2021; performance-based compensation increases were earned in the period due to individual production, the Company's performance exceeding targets and other employee incentives
•The Company repurchased 32,652 shares of its common stock at an average price of $24.17 per share during the three months ended December 31, 2021
•The Board of Directors declared a cash dividend of $0.19 per common share, payable February 8, 2022, to shareholders of record as of February 1, 2022

(1) Non-GAAP measure. See Appendix B for additional information.
SHIPPENSBURG, PA (January 19, 2022) -- Orrstown Financial Services, Inc. ("Orrstown" or the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the three months ended December 31, 2021. Net income totaled $6.7 million for the three months ended December 31, 2021, compared with $7.2 million for the three months ended September 30, 2021 and $10.1 million for the three months ended December 31, 2020. Diluted earnings per share totaled $0.60 for the three months ended December 31, 2021, compared with $0.65 for the three months ended September 30, 2021 and $0.91 for the three months ended December 31, 2020.
Thomas R. Quinn, Jr., President & CEO, commented, “Orrstown generated record earnings in 2021 in a challenging and unprecedented operating environment. The past two years have highlighted the dedication and commitment of our employees to both the Company and the communities we serve. In the fourth quarter, our exceptional commercial lending team continued to originate loans at a tremendous pace with the momentum expected to continue into 2022. The deployment of excess cash into higher earning assets drove a substantial improvement in our net interest margin. We expect that commercial loan production will contribute significantly towards offsetting a decline in PPP income in 2022. Orrstown continues to benefit from the new relationships formed through the SBA PPP program. Our team will be rewarded for our record performance in 2021 and this resulted in elevated expenses in the fourth quarter. We will continue to invest in our people and infrastructure as opportunities arise to build on the growth trajectory of the Company.”

Mr. Quinn continued, “Despite a strong economic recovery in 2021 and anticipated market interest rate increases over the next year, many challenges remain nationwide including the continued impact of COVID-19, wage pressures and inflation. In this unique environment, Orrstown is making every effort to ensure the safety and well-being of our employees and clients. As we proactively work through these concerns, the Company remains well positioned for a rising rate environment and we anticipate another successful year in 2022. This should further enable us to transform the Company through an increased focus on automation and digital banking.”
DISCUSSION OF RESULTS
Balance Sheet
Loans
Loans held for investment, which includes SBA PPP loans, increased by $40.2 million from September 30, 2021 to December 31, 2021, or 8% annualized, as the impact of SBA PPP loan forgiveness was offset by net commercial loan production. Excluding SBA PPP loans, total loans increased by $110.2 million from September 30, 2021 to December 31, 2021, or 26% annualized. SBA PPP loans, net of deferred fees and costs, declined by $70.0 million to $189.9 million at December 31, 2021 from $259.9 million at September 30, 2021 due to forgiveness activity. Commercial loans, excluding SBA PPP loans, increased by $110.5 million, or 34% annualized, from September 30, 2021 to December 31, 2021. The commercial loan pipeline is strong heading into the first quarter of 2022.
The remaining gross balance of SBA PPP loans is $195.3 million at December 31, 2021. Net deferred SBA PPP fees of $5.5 million remain at December 31, 2021, which are expected to mostly be earned by the end of 2022.
Home equity lines of credit increased by $6.7 million, or 17% annualized, in the fourth quarter of 2021. Residential mortgage loans declined by $4.5 million, or 9% annualized, in the three months ended December 31, 2021. Other installment loans decreased by $1.5 million, or 30% annualized, in the three months ended December 31, 2021. Consumer portfolio net runoff has slowed since the beginning of 2021. Overall loan growth, excluding SBA PPP loans, was 14% for the year ended December 31, 2021.
Investment Securities
Investment securities increased by $27.6 million to $479.7 million at December 31, 2021 compared to $452.1 million at September 30, 2021. During the fourth quarter of 2021, the Bank purchased mortgage-backed securities and municipal securities totaling $38.1 million. See Appendix C for a summary of the Bank's investment securities at December 31, 2021, highlighting the concentrations, credit ratings and credit enhancement levels of the portfolio at such date.
Deposits
Deposits decreased by $37.2 million, or 6% annualized, remaining at $2.5 billion at December 31, 2021 compared to September 30, 2021. In the fourth quarter of 2021, interest-bearing demand deposits decreased by $33.1 million, or 14.0% annualized and certificates of deposit decreased by $25.4 million, or 31% annualized. These decreases were partially offset by increases in noninterest-bearing demand deposits of $7.9 million, or 6% annualized and money market and savings deposits of $13.4 million, or 8% annualized. Deposits rose by $108.0 million, or 5%, from December 31, 2020 to December 31, 2021 due primarily to SBA PPP loan funding combined with clients continuing to maintain deposit balances in excess of historical norms. The Bank's loan-to-deposit ratio was 80% at December 31, 2021, an increase of 2% from September 30, 2021. On a longer-term basis, the Bank is targeting a loan-to-deposit ratio of 90%.

Income Statement
Net Interest Income and Margin
Net interest income increased by $2.0 million to $22.6 million for the three months ended December 31, 2021 compared to the three months ended September 30, 2021. The net interest margin increased to 3.35% in the fourth quarter of 2021 from 3.03% in the third quarter of 2021. The increase in net interest margin was a result of an increase in interest income from SBA PPP loan forgiveness (12 basis points) and commercial loan production (4 basis points), a decrease in average cash (11 basis points) and a decrease in cost of funds (3 basis points).
For the three months ended December 31, 2021 and September 30, 2021, there were $66.9 million and $98.2 million of SBA PPP loans forgiven, respectively. Interest income recognized on SBA PPP loans totaled $3.8 million in the three months ended December 31, 2021 as compared to $3.4 million in the three months ended September 30, 2021. This increase is due to the accretion and forgiveness of the remaining SBA PPP loans with higher fees.
The cost of deposits was 0.12% in the fourth quarter of 2021, which is down from 0.15% in the third quarter of 2021 and 0.33% in the fourth quarter of 2020. Rate reductions in the first and third quarters of 2021 combined with the continued maturity of higher yielding certificates of deposit drove this decrease.
Average cash and cash equivalents decreased from $347.2 million in the three months ended September 30, 2021 to $250.3 million in the three months ended December 31, 2021. The decrease reflects the Company’s strategy to reduce excess cash balances through increased commercial loan production.
Provision for Loan Losses
Asset quality metrics remained strong and trended positively in the fourth quarter. The allowance for loan losses totaled $21.2 million at December 31, 2021, compared with $20.0 million at September 30, 2021, due to continued commercial loan growth. Total classified loans decreased by $3.8 million, or 14%, to $23.1 million at December 31, 2021 from $26.9 million at September 30, 2021.
Net recoveries were $0.1 million for the three months ended December 31, 2021 compared to net recoveries of $0.2 million for the three months ended September 30, 2021. Nonperforming loans decreased by $2.6 million to $6.5 million at December 31, 2021 from $9.1 million at September 30, 2021 due to the payoff of one loan. Nonperforming loans were 0.33% of gross loans at December 31, 2021 and 0.47% of gross loans at September 30, 2021. The ratio of the allowance for loan losses to nonaccrual loans was 328% at December 31, 2021 compared to 219% at September 30, 2021. The allowance for loan losses to non-SBA guaranteed loans(1) remained steady at 1.2% at December 31, 2021 and September 30, 2021. Management believes the allowance for loan losses to be adequate based on current asset quality metrics.
Commercial loan growth drove provision expense of $1.1 million in the three months ended December 31, 2021. This compares to provision expense of $0.4 million and $0.3 million recorded in the three months ended September 30, 2021 and December 31, 2020, respectively. The provision for loan losses in the third quarter of 2021 included a COVID-19 reserve reversal of $1.0 million.

(1) Non-GAAP measure. See Appendix B for additional information.

Noninterest Income
Noninterest income totaled $7.3 million in the three months ended December 31, 2021 compared with $7.7 million in the three months ended September 30, 2021 and $7.2 million in the three months ended December 31, 2020.
Investment securities gains decreased by $0.5 million in the fourth quarter of 2021. The decrease reflects gains on the sales of $72.8 million of asset-backed securities in the third quarter of 2021 compared to no such sales during the fourth quarter of 2021.
Total wealth management income was $2.9 million for both the three months ended December 31, 2021 and September 30, 2021 compared to $2.6 million in the fourth quarter of 2020. Assets under management have increased by $149.1 million to $1.9 billion at December 31, 2021 from $1.7 billion at December 31, 2020.
Mortgage banking income decreased by $0.1 million from the third quarter of 2021 to $1.2 million in the fourth quarter of 2021. There was a decrease of $0.3 million in the fair value of the residential mortgage loans held for sale and interest rate lock commitments due a reduced pipeline during the fourth quarter. Offsetting this was a reduction of $0.3 million in the mortgage servicing rights valuation allowance. Mortgage loans sold totaled $43.7 million in the fourth quarter of 2021 compared with $48.0 million in the third quarter of 2021 and $60.7 million in the fourth quarter of 2020. As of December 31, 2021, the Bank serviced $502.5 million of residential mortgage loans, which is up by $13.9 million from September 30, 2021. Mortgage banking income was $5.9 million for the year ended December 31, 2021 compared to $5.3 million for the year ended December 31, 2020.
Other income increased by $0.2 million to $1.0 million in the fourth quarter of 2021 compared to the third quarter of 2021. The fourth quarter included $0.3 million in gains from the sales of two properties, while the third quarter included $0.2 million in tax credits from the Bank's investment in solar renewable energy partnerships.
Noninterest Expenses
Noninterest expenses increased by $1.3 million to $20.3 million in the three months ended December 31, 2021 from the three months ended September 30, 2021.
Salaries and benefits increased by $0.6 million to $12.1 million for the three months ended December 31, 2021 from the three months ended September 30, 2021. The increase was primarily attributed to performance-based incentive compensation earned in the period of $0.5 million resulting from strong individual production, Company performance exceeding targets and other employee incentives, and a liability of $0.3 million recorded for the carryover of paid time off, which increases were partially offset by a decrease of $0.3 million in employee benefit costs.
For the three months ended December 31, 2021, professional services expense increased $0.1 million to $0.7 million from the three months ended September 30, 2021 due to legal and consulting services.
Taxes other than income increased by $0.4 million for the three months ended December 31, 2021 from the three months ended September 30, 2021 due to an increase in Pennsylvania Bank Shares Tax expense and decrease in tax credits associated with contributions to the Pennsylvania Educational Improvement Tax Credit Program.
Other operating expenses decreased by $0.1 million to $2.2 million for the three months ended December 31, 2021 from the three months ended September 30, 2021. During the third quarter of 2021, the Company recognized a $0.5 million loss from the termination of a cash flow hedge derivative. For the three months ended December 31, 2021, there was an increase in the unfunded commitment reserve of $0.2 million due to the increase in commercial construction lines compared to no reserve in the three months ended September 30, 2021.
Income Taxes
The Company's effective tax rate for the fourth quarter of 2021 was 21.1% compared with 18.9% for the third quarter of 2021. For the years ended December 31, 2021 and 2020, the effective tax rates were 19.6% and 18.6%, respectively. The Company's effective tax rate for the year ended December 31, 2021 and 2020 are less than the 21% federal statutory rate due to tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies, as well as tax credits. The higher effective tax rate is consistent with higher levels of pre-tax income and the impact it had on our tax rate for the year.
Capital
Shareholders’ equity totaled $271.7 million at December 31, 2021, an increase of $3.1 million from $268.6 million at September 30, 2021. The increase was primarily attributable to net income, partially offset by dividends paid and a decrease in unrealized gains on available-for-sale securities. Tangible book value per share(1) has grown from $19.93 per share at December 31, 2020 to $22.32 per share at December 31, 2021, an increase of 12.0%.
The Company's tangible common equity ratio increased to 8.8% at December 31, 2021 from 8.6% at September 30, 2021. The Company's Tier 1 leverage ratio was 8.5% at December 31, 2021 and 8.3% at September 30, 2021. The Company's total risk-based capital ratio was 15.0% at December 31, 2021 and 15.6% at September 30, 2021 as the Company has been deploying its cash into commercial lending.
The Board of Directors approved a quarterly dividend of $0.19 per share, payable February 8, 2022, to shareholders of record as of February 1, 2022. The dividend payout ratio totaled 31% for the three months ended December 31, 2021 compared to 29% for the three months ended September 30, 2021. The Company continues to believe that capital is adequate at this time to support the risks inherent in the balance sheet, as well as growth requirements.

(1) Non-GAAP measure. See Appendix B for additional information.

Investor Relations Contact:	Media Contact:
Matthew C. Schultheis, CFA	Luke Bernstein
Director Strategic Planning and Investor Relations	Corporate Communications Officer
Phone (717) 510-7127	Phone (717) 510-7107

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2021	2020	2021	2020

Profitability for the period:
Net interest income	$22,598	$23,729	$86,974	$83,607
Provision for loan losses	1,100	300	1,090	5,325
Noninterest income	7,293	7,181	29,152	28,309
Noninterest expenses	20,290	18,080	74,141	74,080
Income before income taxes	8,501	12,530	40,895	32,511
Income tax expense	1,795	2,471	8,014	6,048
Net income available to common shareholders	$6,706	$10,059	$32,881	$26,463

Financial ratios:
Return on average assets (1)	0.93%	1.47%	1.14%	1.00%
Return on average equity (1)	9.93%	17.01%	12.54%	11.66%
Net interest margin (1)	3.35%	3.73%	3.25%	3.44%
Efficiency ratio	67.9%	58.5%	63.8%	66.2%
Income per common share:
Basic	$0.61	$0.92	$3.00	$2.42
Diluted	$0.60	$0.91	$2.96	$2.40

Average equity to average assets	9.34%	8.65%	9.06%	8.58%

(1) Annualized.

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	December 31,	December 31,
	2021	2020
At period-end:
Total assets	$2,834,565	$2,750,572
Total deposits	2,464,929	2,356,880
Loans, net of allowance for loan losses	1,958,806	1,959,539
Loans held-for-sale, at fair value	8,868	11,734
Securities available for sale	472,438	466,465
Borrowings	25,197	77,511
Subordinated notes	31,963	31,903
Shareholders' equity	271,656	246,249

Credit quality and capital ratios (1):
Allowance for loan losses to total loans	1.07%	1.02%
Total nonaccrual loans to total loans	0.33%	0.52%
Nonperforming assets to total assets	0.23%	0.37%
Allowance for loan losses to nonaccrual loans	328%	195%
Total risk-based capital:
Orrstown Financial Services, Inc.	15.0%	15.6%
Orrstown Bank	14.0%	14.7%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	12.2%	12.5%
Orrstown Bank	12.9%	13.5%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	12.2%	12.5%
Orrstown Bank	12.9%	13.5%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	8.5%	8.1%
Orrstown Bank	8.9%	8.7%

Book value per common share	$24.29	$21.98

(1) Capital ratios are estimated, subject to regulatory filings

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	December 31, 2021	December 31, 2020
Assets
Cash and due from banks	$21,217	$26,203
Interest-bearing deposits with banks	187,493	99,055
Cash and cash equivalents	208,710	125,258
Restricted investments in bank stocks	7,252	10,563
Securities available for sale (amortized cost of $466,806 and $460,999 at December 31, 2021 and December 31, 2020, respectively)	472,438	466,465
Loans held for sale, at fair value	8,868	11,734
Loans	1,979,986	1,979,690
Less: Allowance for loan losses	(21,180)	(20,151)
Net loans	1,958,806	1,959,539
Premises and equipment, net	34,045	35,149
Cash surrender value of life insurance	70,217	68,554
Goodwill	18,724	18,724
Other intangible assets, net	4,183	5,458
Accrued interest receivable	8,234	8,927
Other assets	43,088	40,201
Total assets	$2,834,565	$2,750,572
Liabilities
Deposits:
Noninterest-bearing	$553,238	$456,778
Interest-bearing	1,911,691	1,900,102
Total deposits	2,464,929	2,356,880
Securities sold under agreements to repurchase	23,301	19,466
FHLB advances and other	1,896	58,045
Subordinated notes	31,963	31,903
Accrued interest and other liabilities	40,820	38,029
Total liabilities	2,562,909	2,504,323
Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share 50,000,000 shares authorized; 11,258,167 shares issued and 11,183,050 outstanding at December 31, 2021; 11,257,046 shares issued and 11,201,317 outstanding at December 31, 2020	586	586
Additional paid—in capital	189,689	189,066
Retained earnings	78,700	54,099
Accumulated other comprehensive income	4,449	3,346
Treasury stock— 75,117 and 55,729 shares, at cost at December 31, 2021 and December 31, 2020, respectively	(1,768)	(848)
Total shareholders’ equity	271,656	246,249
Total liabilities and shareholders’ equity	$2,834,565	$2,750,572

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(In thousands, except per share amounts)	2021	2020	2021	2020
Interest income
Loans	$21,503	$23,887	$84,227	$87,492
Investment securities - taxable	1,615	2,080	6,622	10,458
Investment securities - tax-exempt	703	445	2,493	1,566
Short-term investments	98	14	353	115
Total interest income	23,919	26,426	93,695	99,631
Interest expense
Deposits	789	1,862	4,199	12,009
Securities sold under agreements to repurchase	7	13	31	85
FHLB advances and other	23	320	482	1,924
Subordinated notes	502	502	2,009	2,006
Total interest expense	1,321	2,697	6,721	16,024
Net interest income	22,598	23,729	86,974	83,607
Provision for loan losses	1,100	300	1,090	5,325
Net interest income after provision for loan losses	21,498	23,429	85,884	78,282
Noninterest income
Service charges	960	999	3,718	3,557
Interchange income	1,080	916	4,129	3,423
Swap fee income	158	320	293	847
Wealth management income	2,897	2,615	11,467	9,733
Mortgage banking activities	1,225	1,348	5,909	5,274
Gains on sale of portfolio loans	—	—	—	2,803
Investment securities gains (losses)	3	28	638	(16)
Other income	970	955	2,998	2,688
Total noninterest income	7,293	7,181	29,152	28,309
Noninterest expenses
Salaries and employee benefits	12,095	10,998	44,002	43,350
Occupancy, furniture and equipment	2,554	2,467	9,846	9,516
Data processing, telephone, and communication	1,020	954	4,061	3,574
Advertising and bank promotions	744	507	2,178	1,660
FDIC insurance	246	195	816	686
Professional services	693	780	2,555	3,120
Taxes other than income	392	240	1,321	1,144
Intangible asset amortization	303	345	1,275	1,569
Merger related and branch consolidation expenses	—	—	—	1,310
Insurance claim recovery	—	—	—	(486)
Other operating expenses	2,243	1,594	8,087	8,637
Total noninterest expenses	20,290	18,080	74,141	74,080
Income before income tax expense	8,501	12,530	40,895	32,511
Income tax expense	1,795	2,471	8,014	6,048
Net income	$6,706	$10,059	$32,881	$26,463

Share information:
Basic earnings per share	$0.61	$0.92	$3.00	$2.42
Diluted earnings per share	$0.60	$0.91	$2.96	$2.40
Weighted average shares - basic	10,939	10,953	10,967	10,942
Weighted average shares - diluted	11,113	11,057	11,106	11,034

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	12/31/2021			9/30/2021			6/30/2021			3/31/2021			12/31/2020
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$250,336	$98	0.16%	$347,242	$135	0.15%	$290,039	$81	0.11%	$145,595	$39	0.11%	$48,019	$14	0.12%
Investment securities (1)	477,217	2,506	2.08	464,417	2,339	2.00	438,110	2,421	2.22	468,273	2,512	2.18	486,613	2,643	2.16
Loans (1)(2)(3)	1,975,014	21,559	4.33	1,919,926	19,945	4.12	2,014,600	21,375	4.26	2,033,219	21,574	4.30	2,015,749	23,960	4.73
Total interest-earning assets	2,702,567	24,163	3.55	2,731,585	22,419	3.26	2,742,749	23,877	3.49	2,647,087	24,125	3.70	2,550,381	26,617	4.15
Other assets	187,622			195,089			188,810			182,737			182,764
Total	$2,890,189			$2,926,674			$2,931,559			$2,829,824			$2,733,145
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$1,430,845	273	0.08	$1,411,243	286	0.08	$1,394,384	292	0.08	$1,334,219	438	0.13	$1,283,024	655	0.20
Savings deposits	215,957	55	0.10	209,112	53	0.10	200,439	50	0.10	183,576	45	0.10	172,068	52	0.12
Time deposits	313,148	461	0.58	349,215	598	0.68	382,467	739	0.78	397,271	909	0.93	411,395	1,155	1.12
Total interest-bearing deposits	1,959,950	789	0.16	1,969,570	937	0.19	1,977,290	1,081	0.22	1,915,066	1,392	0.29	1,866,487	1,862	0.40
Securities sold under agreements to repurchase	24,069	7	0.12	23,578	8	0.13	22,417	8	0.14	21,452	9	0.17	20,055	13	0.26
FHLB advances and other	1,956	23	4.70	45,071	123	1.09	57,896	164	1.14	58,000	171	1.20	135,558	320	0.94
Subordinated notes	31,954	503	6.29	31,938	503	6.29	31,924	502	6.29	31,909	502	6.29	31,895	502	6.29
Total interest-bearing liabilities	2,017,929	1,322	0.26	2,070,157	1,571	0.30	2,089,527	1,755	0.34	2,026,427	2,074	0.42	2,053,995	2,697	0.52
Noninterest-bearing demand deposits	559,882			548,923			545,617			516,849			406,454
Other	42,380			38,409			37,561			36,244			36,216
Total Liabilities	2,620,191			2,657,489			2,672,705			2,579,520			2,496,665
Shareholders' Equity	269,998			269,185			258,854			250,304			236,480
Total	$2,890,189			$2,926,674			$2,931,559			$2,829,824			$2,733,145
Taxable-equivalent net interest income / net interest spread		22,841	3.29%		20,848	2.96%		22,122	3.15%		22,051	3.28%		23,920	3.63%
Taxable-equivalent net interest margin			3.35%			3.03%			3.24%			3.38%			3.73%
Taxable-equivalent adjustment		(243)			(228)			(221)			(196)			(192)
Net interest income		$22,598			$20,620			$21,901			$21,855			$23,728
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			132%			131%			131%			124%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Twelve Months Ended
	December 31, 2021			December 31, 2020
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$258,834	$353	0.14%	$32,519	$115	0.35%
Investment securities (1)	462,035	9,779	2.12	494,372	12,440	2.52
Loans (1)(2)(3)	1,985,350	84,453	4.25	1,928,486	87,900	4.56
Total interest-earning assets	2,706,219	94,585	3.50	2,455,377	100,455	4.09
Other assets	188,596			190,470
Total	$2,894,815			$2,645,847
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$1,392,996	1,287	0.09	$1,156,292	4,755	0.41
Savings deposits	202,371	203	0.10	163,133	246	0.15
Time deposits	360,264	2,709	0.75	452,298	7,008	1.55
Total interest-bearing deposits	1,955,631	4,199	0.21	1,771,723	12,009	0.68
Securities sold under agreements to repurchase	22,888	32	0.14	18,064	86	0.48
FHLB advances and other	40,589	482	1.19	179,457	1,923	1.07
Subordinated notes	31,931	2,009	6.29	31,874	2,006	6.29
Total interest-bearing liabilities	2,051,039	6,722	0.33	2,001,118	16,024	0.80
Noninterest-bearing demand deposits	542,952			381,869
Other	38,665			35,960
Total Liabilities	2,632,656			2,418,947
Shareholders' Equity	262,159			226,900
Total	$2,894,815			$2,645,847
Taxable-equivalent net interest income / net interest spread		87,863	3.17%		84,431	3.29%
Taxable-equivalent net interest margin			3.25%			3.44%
Taxable-equivalent adjustment		(889)			(824)
Net interest income		$86,974			$83,607
Ratio of average interest-earning assets to average interest-bearing liabilities			132%			123%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands, except per share amounts )	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Profitability for the quarter:
Net interest income	$22,598	$20,620	$21,901	$21,855	$23,729
Provision for loan losses	1,100	365	625	(1,000)	300
Noninterest income	7,293	7,651	6,664	7,544	7,181
Noninterest expenses	20,290	19,035	17,033	17,783	18,080
Income before income taxes	8,501	8,871	10,907	12,616	12,530
Income tax expense	1,795	1,679	2,131	2,409	2,471
Net income	$6,706	$7,192	$8,776	$10,207	$10,059

Financial ratios:
Return on average assets (1)	0.93%	0.98%	1.20%	1.44%	1.47%
Return on average equity (1)	9.93%	10.69%	13.56%	16.31%	17.01%
Net interest margin (1)	3.35%	3.03%	3.24%	3.38%	3.73%
Efficiency ratio	67.9%	67.3%	59.6%	60.5%	58.5%

Per share information:
Income per common share:
Basic	$0.61	$0.66	$0.80	$0.93	$0.92
Diluted	0.60	0.65	0.79	0.92	0.91
Book value	24.29	23.97	23.61	22.62	21.98
Tangible book value (2)	22.32	21.98	21.61	20.59	19.93
Cash dividends paid	0.19	0.19	0.18	0.18	0.17

Average basic shares	10,939	10,979	10,975	10,975	10,953
Average diluted shares	11,113	11,122	11,112	11,074	11,057
(1) Annualized.
(2) Non-GAAP based financial measure. Please refer to Appendix B - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Noninterest income:
Service charges	$960	$993	$880	$885	$999
Interchange income	1,080	1,030	1,064	955	916
Loan swap referral fees	158	67	15	53	320
Wealth management income	2,897	2,917	2,930	2,723	2,615
Mortgage banking activities	1,225	1,333	1,162	2,189	1,348
Other income	970	832	602	594	955
Investment securities gains	3	479	11	145	28
Total noninterest income	$7,293	$7,651	$6,664	$7,544	$7,181

Noninterest expenses:
Salaries and employee benefits	$12,095	$11,498	$10,212	$10,197	$10,998
Occupancy, furniture and equipment	2,554	2,374	2,400	2,518	2,467
Data processing, telephone, and communication	1,020	990	1,032	1,019	954
Advertising and bank promotions	744	735	274	425	507
FDIC insurance	246	218	158	194	195
Professional services	693	562	579	721	780
Taxes other than income	392	16	462	451	240
Intangible asset amortization	303	314	324	334	345
Other operating expenses	2,243	2,328	1,592	1,924	1,594
Total noninterest expenses	$20,290	$19,035	$17,033	$17,783	$18,080

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Balance Sheet at quarter end:
Cash and cash equivalents	$208,710	$311,415	$336,762	$326,245	$125,258
Restricted investments in bank stocks	7,252	7,051	9,691	10,307	10,563
Securities available for sale	472,438	445,018	450,402	407,690	466,465
Loans held for sale, at fair value	8,868	6,412	8,092	11,449	11,734
Loans:
Commercial real estate:
Owner occupied	238,668	196,585	191,595	177,934	174,908
Non-owner occupied	551,783	509,703	471,541	415,219	409,567
Multi-family	93,255	112,002	112,420	111,757	113,635
Non-owner occupied residential	106,112	100,088	99,631	101,381	114,505
Commercial and industrial (1)	485,728	540,205	599,123	750,831	647,368
Acquisition and development:
1-4 family residential construction	12,279	12,246	9,686	12,138	9,486
Commercial and land development	93,925	71,784	55,330	45,229	51,826
Municipal	14,989	13,631	14,452	19,238	20,523
Total commercial loans	1,596,739	1,556,244	1,553,778	1,633,727	1,541,818
Residential mortgage:
First lien	198,831	203,360	211,918	225,247	244,321
Home equity – term	6,081	7,079	8,321	9,183	10,169
Home equity – lines of credit	160,705	154,004	149,601	153,169	157,021
Installment and other loans	17,630	19,077	21,765	23,695	26,361
Total loans	1,979,986	1,939,764	1,945,383	2,045,021	1,979,690
Allowance for loan losses	(21,180)	(19,965)	(19,381)	(18,967)	(20,151)
Net loans held-for-investment	1,958,806	1,919,799	1,926,002	2,026,054	1,959,539
Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets, net	4,183	4,486	4,800	5,124	5,458
Total assets	2,834,565	2,870,182	2,912,717	2,963,534	2,750,572
Total deposits	2,464,929	2,502,108	2,494,100	2,547,089	2,356,880
Borrowings	25,197	29,598	80,709	80,736	77,511
Subordinated notes	31,963	31,948	31,932	31,918	31,903
Total shareholders' equity	271,656	268,569	265,938	254,448	246,249

(1) This balance includes $189.9 million, $259.9 million, $355.6 million, $504.3 million and $403.3 million of SBA PPP loans, net of deferred fees and costs, at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Capital and credit quality measures (1):
Total risk-based capital:
Orrstown Financial Services, Inc	15.0%	15.6%	15.6%	16.2%	15.6%
Orrstown Bank	14.0%	14.7%	14.6%	15.3%	14.7%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc	12.2%	12.8%	12.7%	13.2%	12.5%
Orrstown Bank	12.9%	13.5%	13.5%	14.1%	13.5%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc	12.2%	12.8%	12.7%	13.2%	12.5%
Orrstown Bank	12.9%	13.5%	13.5%	14.1%	13.5%
Tier 1 leverage capital:
Orrstown Financial Services, Inc	8.5%	8.3%	8.0%	8.1%	8.1%
Orrstown Bank	8.9%	8.7%	8.5%	8.6%	8.7%

Average equity to average assets	9.34%	9.20%	8.83%	8.85%	8.65%
Allowance for loan losses to total loans	1.07%	1.03%	1.00%	0.93%	1.02%
Total nonaccrual loans to total loans	0.33%	0.47%	0.51%	0.48%	0.52%
Nonperforming assets to total assets	0.23%	0.32%	0.34%	0.33%	0.37%
Allowance for loan losses to nonaccrual loans	328%	219%	195%	192%	195%

Other information:
Net (recoveries) charge-offs	$(115)	$(219)	$211	$184	$(126)
Classified loans	23,050	26,910	28,731	32,408	33,147
Nonperforming and other risk assets:
Nonaccrual loans	6,449	9,116	9,941	9,895	10,310
Other real estate owned	—	—	—	—	—
Total nonperforming assets	6,449	9,116	9,941	9,895	10,310
Restructured loans still accruing	804	839	852	921	934
Loans past due 90 days or more and still accruing (2)	1,201	362	212	196	554
Total nonperforming and other risk assets	$8,454	$10,317	$11,005	$11,012	$11,798
(1) Capital ratios are estimated, subject to regulatory filings.
(2) Includes $0.3 million, $0.4 million, $0.2 million, $0.2 million and $0.5 million of purchased credit impaired loans at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively. As of December 31, 2021, there was one loan for $0.9 million, which was in the process of collection and guaranteed by the SBA.

Appendix A- Supplemental Reporting of Unusual Items

The following table presents unusual items that impacted each period shown. These items are presented to enable investors to better understand the magnitude of certain significant items on reported GAAP results in the context of the Company's growth and acquisition activities.

	Three Months Ended					Year To Date
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
(In thousands)
Pretax Items
Branch consolidation expenses	$—	$—	$—	$—	$—	$—	$1,310
Gains (losses) on sale of properties	327	—	—	—	13	327	(170)
Net securities gains (losses)	3	479	11	145	28	638	(16)
(Loss) gain on swap termination	—	(514)	—	—	226	(514)	226
Earnings on life insurance proceeds	—	—	—	—	58	—	58
Gains on sale of portfolio loans	—	—	—	—	—	—	2,803
Accretion - recoveries on purchased credit impaired loans	34	15	23	256	779	328	2,304
Solar partnership credit income	—	230	—	—	264	230	264
Insurance claim receivable recovery	—	—	—	—	—	—	486

Appendix B- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations

As a result of acquisitions, the Company has intangible assets consisting of goodwill and core deposit and other intangible assets totaling $22.9 million and $24.2 million at December 31, 2021 and December 31, 2020, respectively. Additionally, the Company incurred approximately $1.3 million in charges associated with branch consolidation efforts during the year ended December 31, 2020.
Management believes providing certain “non-GAAP” financial information will assist investors in their understanding of the effect of acquisition activity on reported results, particularly to overcome comparability issues related to the influence of intangibles (principally goodwill) created in acquisitions. Management also believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results of non-recurring charges associated with increasing operational efficiencies for the long-term, and provide investors with clarity on its allowance for loan losses to total loans ratio. The Company believes that excluding SBA PPP loans, due to its credit enhancement, from loans held for investment is useful to investors due to the size and effect on the total and ratio.
Tangible book value per common share and allowance to non-SBA guaranteed loans, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

The following tables present the computation of each non-GAAP based measure:
(dollars in thousands, except per share information)

Tangible Book Value per Common Share	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Shareholders' equity	$271,656	$268,569	$265,938	$254,448	$246,249
Less: Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets	4,183	4,486	4,800	5,124	5,458
Related tax effect	(878)	(942)	(1,008)	(1,076)	(1,146)
Tangible common equity (non-GAAP)	$249,627	$246,301	$243,422	$231,676	$223,213

Common shares outstanding	11,183	11,205	11,263	11,251	11,201

Book value per share (most directly comparable GAAP based measure)	$24.29	$23.97	$23.61	$22.62	$21.98
Intangible assets per share	1.97	1.99	2.00	2.03	2.05
Tangible book value per share (non-GAAP)	$22.32	$21.98	$21.61	$20.59	$19.93

Allowance to Non-SBA Guaranteed Loans:

	December 31, 2021	September 30, 2021
Allowance for loan losses	$21,180	$19,965
Gross loans	1,979,986	1,939,764
less: SBA guaranteed loans	(195,585)	(261,138)
Non-SBA guaranteed loans	$1,784,401	$1,678,626

Allowance to non-SBA guaranteed loans	1.2%	1.2%

Appendix C- Investment Portfolio Concentrations

The following table summarizes the credit ratings and collateral associated with the Company's investment portfolio, excluding equity securities, at December 31, 2021:
(dollars in thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	NR	Collateral Type
Unsecured ABS	2%	$7,458	$7,489	33%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	2	8,785	8,762	26	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	21	99,631	99,702	6	85	15	—	—	—	Federal Family Education Loan (1)
PACE Loan ABS	1	3,591	3,636	6	100	—	—	—	—	PACE Loans
Non-Agency RMBS	5	25,639	24,661	31	45	—	—	—	55	Reverse Mortgages (2)
Municipal - General Obligation	20	92,895	97,696		7	86	7	—	—
Municipal - Revenue	20	92,542	95,674		—	73	16	—	11
SBA ReRemic	2	8,092	8,068		—	100	—	—	—	SBA Guarantee (3)
Agency MBS	23	107,690	106,649		—	100	—	—	—	Residential Mortgages (3)
U.S. Treasury securities	4	20,084	19,702		—	100	—	—	—
Bank CDs	—	249	249		—	—	—	—	100	FDIC Insured CD
	100%	$466,656	$472,288		23%	64%	4%	—%	9%

(1) Minimum of 97% guaranteed by U.S. government
(2) Reverse mortgages fund over time and credit enhancement is estimated based on prior experience
(3) 100% guaranteed by U.S. government agencies

Note : Ratings in table are the lowest of the three rating agencies (Standard & Poor's, Moody's & Fitch). Standard & Poor's rates U.S. government obligations at AA+
Note: S&P rates US government obligations at AA+

About the Company

With $2.8 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.

Cautionary Note Regarding Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will be able to continue to successfully execute on its strategic growth plan into Dauphin, Lancaster, York and Berks counties, Pennsylvania, and the greater Baltimore market in Maryland, with newer markets continuing to be receptive to our community banking model; take advantage of market disruption; experience sustained growth in loans and deposits or maintain the momentum experienced to date from these actions. In addition to risks and uncertainties related to the COVID-19 pandemic (including those related to variants, such as the omicron and delta variants) and resulting governmental and societal responses, factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: ineffectiveness of the Company's strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; the integration of the Company's strategic acquisitions; the inability to fully achieve expected savings, efficiencies or synergies from mergers and acquisitions, or taking longer than estimated for such savings, efficiencies and synergies to be realized; changes in laws and regulations; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; expenses associated with pending litigation and legal proceedings; the failure of the SBA to honor its guarantee of loans issued under the SBA PPP; the timing of the repayment of SBA PPP loans and the impact it has on fee recognition; our ability to convert new relationships gained through the SBA PPP efforts to full banking relationships; and other risks and uncertainties, including those set forth under the heading "Risk Factors" in the Company's 2020 Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive.
If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.
The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

####